EXHIBIT 10.13

AMENDMENT TO THE TRUST AGREEMENT
Establishing the
ZIONS BANCORPORATION DEFERRED COMPENSATION PLANS TRUST

WHEREAS, the Zions Bancorporation Deferred Compensation Plans Trust (hereinafter called the “Trust”) was established by and between Zions Bancorporation (hereinafter called the “Employer”), and Prudential Bank & Trust, FSB, a federal savings bank with its principal office and place of business in the City of Hartford, Connecticut; in connection with and as part of the Zions Bancorporation Deferred Compensation Plans (hereinafter called the “Plan”); and

WHEREAS, effective September 1, 2006, the Employer wishes to amend the Schedule of Covered Plans (Exhibit A of the Trust Agreement) to remove plans held under the trust;

NOW THEREFORE, the Trust Agreement is hereby amended effective September 1, 2006 as follows:

1.	The Schedule of Covered Plans (Exhibit A of the Trust Agreement) is deleted in its entirety and replaced by the updated Schedule of Covered Plans attached hereto and forms a part hereof.

IN WITNESS WHEREOF, this amendment has been executed on the dates indicated below.

EMPLOYER                        PRUDENTIAL BANK & TRUST, FSB

By: _/s/ Diana M. Anderson___________             By: _/s/ Andrew Levesque___________
Its: _SVP, Director fo Corp. Benefits____             Its: _Trust Officer__________________

Date: _2/15/2007_____________                 Date: _2/16/2007________________
EXHIBIT A

SCHEDULE OF COVERED PLANS

1.	Zions Bancorporation Excess Benefit Plan

2.	Zions Bancorporation Post 2004 Excess Benefit Plan